                                                                  Exhibit 99.9.1



                                  INFORMATION

                    AS TO OFFICERS, DIRECTORS AND AFFILIATED
                     PERSONS OF HERBERT J. SIMS & CO., INC.



                                                      Ownership of the
                                                 Depositor's Securities of
Name & Principal  Relationship                     Record and Beneficial
Business Address   to Sponsor                 Class        Shares          %
----------------  ------------                -----        ------        ----

William B. Sims*  President; Director

Genevieve Freda*  Secretary and
                  Treasurer; Director               Not Applicable as all
                                                    outstanding shares of the
                                                    Depositor are owned by The
                                                    Teksys Corporation./1/

Rena J. Sims*     Director

---------------

*    Principal business address is:  1221 Post Road East Westport, CT 06880.

_______________

1 The Teksys Corporation is a Delaware Corporation.  William B. Sims and
  Genevieve Freda are the sole shareholders of the Teksys Corporation. Their respective positions in the following classes and amounts are:

                                          Shares
                                          ------
     Name               Class        Record   Beneficial
----------------  -----------------  -------  ----------

William B. Sims    Class A Preferred  2,812.5    937.5
                   Class B Preferred    750      250
                   Class C Common        75       25

Genevieve Freda    Class A Preferred    300        0
                   Class B Preferred     80        0
                   Class C Common         8        0

             Herbert J. Sims & Co., Inc. - Director's Affiliations

                       Names & Address       Nature of     Nature of
Name of Person           of Company          Business     Affiliation
-----------------  -----------------------  -----------  -------------

William B. Sims    The Teksys Corporation   Holding      President;
                   c/o 1221 Post Road East  Company      Director; and
                   Westport, CT  06880                   Shareholder

                   Sims Mortgage Funding,   Mortgage     President;
                   Inc.                     Processing   Director
                   c/o 1221 Post Road East  Institution
                   Westport, CT  06880

Genevieve Freda    The Teksys Corporation   Holding      Secretary and
                   c/o 1221 Post Road East  Company      Treasurer;
                   Westport, CT  06880                   Director;
                                                         Shareholder

                   Sims Mortgage Funding,   Mortgage     Secretary and
                   Inc.                     Processing   Director
                   c/o 1221 Post Road East  Institution
                   Westport, CT  06880

Rena J. Sims       The Teksys Corporation   Holding      Director
                   c/o 1221 Post Road East  Company
                   Westport, CT  06880


                           Business Experience During
                              The Last Five Years


      During the past five years, William B. Sims has served as the President and as a director of Herbert J. Sims & Co., Inc. and The Teksys Corporation and since April, 1984 he has also served in both capacities for Sims Mortgage Funding, Inc. Since at least 1982, Rena J. Sims has been a director of Herbert
J. Sims & Co., Inc. and a director of The Teksys Corporation. Genevieve Freda has been the Secretary and Treasurer and a director of both Herbert J. Sims & Co., Inc. and The Teksys Corporation during the last five years. From April, 1984 to the present, Ms. Freda has been the secretary and a director of Sims Mortgage Funding, Inc.

                                       2